Exhibit 1

                     NOTE PURCHASE AGREEMENT

                              AMONG

                       CIDCO INCORPORATED

                               AND

                  ID HOLDING PARTNERSHIP, L.P.

                               AND

                      ID PARTNERSHIP, L.P.





                    Dated as of June 7, 1996


                        TABLE OF CONTENTS

                                                                  Page

1.    Issuance and Sale of Notes...................................  1
       1.1.   Issuance, Purchase and Sale of Notes.................  1
       1.2.   Closing..............................................  1
       1.3.   Conditions to Closing................................  1
       1.4.   Deliveries at Closing................................  4
       1.5.   Definitions..........................................  4
2.    Representations and Warranties of the Company................  4
       2.1.   Organization and Qualification.......................  4
       2.2.   Due Authorization....................................  5
       2.3.   Subsidiaries.........................................  5
       2.4.   SEC Reports..........................................  5
       2.5.   Financial Statements.................................  6
       2.6.   Litigation...........................................  6
       2.7.   Title to Properties; Insurance.......................  6
       2.8.   Governmental Consents, etc...........................  7
       2.9.   Holding Company Act and Investment Company Act.......  7
       2.10.  Taxes................................................  7
       2.11.  ERISA................................................  7
       2.12.  Intellectual Property Rights.........................  8
       2.13.  Possession of Franchises, Licenses, Etc..............  9
       2.14.  Compliance with Laws.................................  9
       2.15.  Conflicting Agreements and Charter Provisions........  9
       2.16.  Capitalization....................................... 10
       2.17.  Disclosure........................................... 10
       2.18.  Offering of Securities............................... 10
       2.19.  Use of Proceeds...................................... 11
       2.20.  Election of Director................................. 11
       2.21.  Brokers or Finders................................... 11
3.    Representations and Warranties of the Purchaser.............. 11
       3.1.   Organization and Qualification....................... 12
       3.2.   Due Authorization.................................... 12
       3.3.   Governmental Consents................................ 12
       3.4.   Conflicting Agreements............................... 12
       3.5.   Acquisition for Investment........................... 13
       3.6.   Brokers or Finders................................... 13
       3.7.   Accredited Investor.................................. 13
4.    Registration, Exchange and Transfer of Notes................. 13
       4.1.   The Note Register; Persons Deemed Owners............. 13
       4.2.   Issuance of New Notes Upon Exchange or Transfer...... 13
5.    Payment of Notes............................................. 14
       5.1.   Home Office Payment.................................. 14
       5.2.   Limitation on Interest............................... 14
       5.3.   Interest............................................. 14
       5.4.   Supplemental Interest................................ 14
6.    Covenants of the Company..................................... 15
       6.1.   Limitation on Indebtedness........................... 15
       6.2.   Dividends and Distributions.......................... 15
       6.3.   Compliance with Laws................................. 16
       6.4.   Limitation of Agreements............................. 16
       6.5.   Preservation of Franchises and Existence............. 16
       6.6.   Insurance............................................ 16
       6.7.   Payment of Taxes and Other Charges................... 16
       6.8.   Financial Statements and Other Reports............... 17
       6.9.   Lost, Stolen, Damaged and Destroyed Securities....... 17
       6.10.  Financial Statements and Other Reports; Access....... 17
       6.11.  Information; Access.................................. 18
       6.12.  Merger, etc.......................................... 18
       6.13.  Transactions with Affiliates......................... 18
       6.14.  Notice of Breach..................................... 18
       6.15.  Right of the Purchaser to Designate Directors........ 19
       6.16.  Board and Committee Notice Requirement............... 19
       6.17.  Action by the Board of Directors..................... 20
       6.18.  Reimbursement of Certain Expenses.................... 20
       6.19.  Insurance............................................ 20
       6.20.  Rights of First Offer................................ 20
7.    Covenants of the Purchaser................................... 21
       7.1.   Standstill Provisions................................ 21
       7.2.   Voting Restrictions.................................. 22
       7.3.   Restrictions on Transfer............................. 23
       7.4.   Nondisclosure of Confidential Information............ 23
8.    Events of Default and Remedies............................... 24
       8.1.   Events of Default.................................... 24
       8.2.   Acceleration of Maturity............................. 26
       8.3.   Other Remedies....................................... 27
       8.4.   Conduct no Waiver; Collection Expenses............... 27
       8.5.   Annulment of Acceleration............................ 27
       8.6.   Remedies Cumulative.................................. 28
9.    Redemption................................................... 28
       9.1.   Optional Redemption.................................. 28
       9.2.   Procedures for Partial Redemption.................... 29
       9.3.   Change in Control.................................... 29
       9.4.   Redemption Procedures................................ 29
10.   Conversion................................................... 30
       10.1.  Holder's Option to Convert into Common Stock......... 30
       10.2.  Exercise of Conversion Privilege..................... 30
       10.3.  Fractions of Shares; Interest........................ 31
       10.4.  Reservation of Stock; Listing........................ 32
       10.5.  Rights............................................... 32
       10.6.  Adjustment of Conversion Price....................... 32
       10.7.  Merger or Consolidation.............................. 35
       10.8.  Notice of Certain Corporate Actions.................. 35
       10.9.  Reports as to Adjustments............................ 36
11.   Subordination of Notes....................................... 36
       11.1.  Subordination of Notes to Senior Indebtedness........ 36
       11.2.  Proofs of Claim of Holders of Senior Indebtedness;
               Voting.............................................. 40
       11.3.  Rights of Holders of Senior Indebtedness Unimpaired.. 41
       11.4.  Effects of Event of Default.......................... 41
       11.5.  Company's Obligations Unimpaired..................... 41
       11.6.  Subrogation.......................................... 41
12.   Interpretation............................................... 42
       12.1   Definitions.......................................... 42
       12.2.  Accounting Principles................................ 51
13.   Miscellaneous................................................ 51
       13.1.  Payments............................................. 51
       13.2.  Severability......................................... 51
       13.3.  Specific Enforcement................................. 52
       13.4.  Entire Agreement..................................... 52
       13.5.  Counterparts......................................... 52
       13.6.  Notices and other Communications..................... 52
       13.7.  Amendments........................................... 53
       13.8.  Cooperation; Further Assurances...................... 53
       13.9.  Successors and Assigns............................... 54
       13.10. Expenses............................................. 54
       13.11. Adjustments.......................................... 54
       13.12. Indemnification...................................... 54
       13.13. Survival............................................. 55
       13.14. Transfer of Securities............................... 55
       13.15. Governing Law........................................ 55
       13.16. Submission to Jurisdiction........................... 56
       13.17. Service of Process................................... 56
       13.18. Waiver of Jury Trial................................. 56
       13.19. Public Announcements................................. 56
       13.20. Signatures........................................... 56

Exhibit A -    Form of Note
Exhibit B -    Form of legal opinion of Carter, Ledyard & Milburn
Exhibit C -    Form of Registration Rights Agreement


          THIS NOTE PURCHASE AGREEMENT, dated as of June 7, 1996 (this "Agreement"), between CIDCO INCORPORATED, a Delaware corporation (the "Company"), ID HOLDING PARTNERSHIP, L.P., a Delaware limited partnership (the "Purchaser"), and ID PARTNERSHIP, L.P., a Delaware limited partnership and the parent of Purchaser ("ID Partners").

          WHEREAS, the Purchaser wishes to purchase from the Company, and the Company wishes to sell to the Purchaser, 3.75% Subordinated Convertible Notes due June 30, 2003 (the "Notes") issued by the Company in the aggregate principal amount set forth herein;

          WHEREAS, the Notes shall be convertible (under the circumstances described herein) into shares (the "Shares"; and together with the Notes, the "Securities") of Common Stock, par value $.01 per share of the Company (the "Common Stock"); and

          WHEREAS, the Purchaser and the Company desire to provide for such purchase and sale and to establish various rights and obligations in connection therewith.

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements herein set forth, the parties hereto agree as follows:

     1.   ISSUANCE AND SALE OF NOTES

          1.1. Issuance, Purchase and Sale of Notes. Upon the terms and subject to the conditions set forth herein, the Company will sell to the Purchaser, and the Purchaser will purchase from the Company, Notes in the aggregate principal amount of One Hundred Fifty Million Dollars ($150,000,000) (the aggregate of such Notes, the "Initial Principal Balance"), at a price equal to 100% of the Initial Principal Balance (the "Purchase Price"). Each Note shall be in the form of Exhibit A hereto.

          1.2. Closing. The closing of the transactions contemplated hereby (the "Closing") will take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, New York, New York, at 9:00 a.m. on June 28, 1996 or on such other date as shall be mutually agreed by the Company and the Purchaser (the "Issue Date").

          1.3. Conditions to Closing. (a) The obligations of the Company to consummate the transactions contemplated hereby at the Closing are subject to the satisfaction (or waiver by the Company) of the following conditions:

                     (i)   the representations and warranties of
            the Purchaser contained in this Agreement shall be true and correct in all material respects as of the date hereof and shall continue to be true and correct in all material respects at and as of the Issue Date as though made on and as of such date; the Purchaser shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied or complied with by it at or before the Closing; and the Company shall have received a certificate of the general partner of the Purchaser dated the Closing Date to such effect;

                     (ii)  all consents, approvals,
            authorizations, exemptions and waivers from
            Governmental Entities that shall be required in order to enable the Company to consummate the transactions contemplated hereby shall have been obtained (except for such consents, approvals, authorizations, exemptions and waivers, the absence of which would not prohibit consummation of such transactions or render such consummation illegal); and

                     (iii) there shall not have been issued
            any injunction, order or other decree or enacted any Law which prevents the consummation of the transactions contemplated by any of the Transaction Documents.

                (b) The obligation of the Purchaser to
consummate the transactions contemplated hereby at the Closing is subject to the satisfaction (or waiver by the Purchaser) of the following conditions:

                     (i)    the representations and warranties of
            the Company contained in this Agreement shall be true and correct in all material respects as of the date hereof and shall continue to be true and correct in all material respects at and as of the Issue Date as though made on and as of such date;
            the Company shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied or complied with by it at or before the Closing, no Event of Default shall have occurred and be continuing on the Issue Date, nor shall an Event of Default result from or exist after giving effect to the purchase and sale of the Notes and the consummation of the transactions contemplated hereby; and the Purchaser shall have received a certificate of an executive officer of the Company dated the Closing Date to such effect;

                     (ii)   all consents, approvals,
            authorizations, exemptions and waivers from
            Governmental Entities that shall be required in order to enable the Purchaser to consummate the transactions contemplated hereby shall have been obtained (except for such consents, approvals, authorizations, exemptions and waivers, the absence of which would not prohibit consummation of such transactions or render such consummation illegal);

                     (iii)  there shall not have been issued
            any injunction, order or other decree or enacted any Law which prevents the consummation of the transactions contemplated by any of the Transaction Documents;

                     (iv)   there shall not have been
            instituted, pending or threatened any action, suit or proceeding by or before any court or Governmental Entity (A) which may be reasonably expected to enjoin consummation of the transactions contemplated by any of the Transaction Documents or (B) otherwise affecting the Purchaser, the Company or any of their respective subsidiaries or affiliates which may reasonably be expected to have a material adverse effect on the Purchaser or a Material Adverse Effect;

                     (v)    there shall not have occurred after
            December 31, 1995 any material adverse change or any development involving a prospective material adverse change (including as a result of any change in the Law which has caused or is reasonably likely to cause a Material Adverse Effect except for those disclosed in Schedule 2.5;

                     (vi)   Carter, Ledyard & Milburn, counsel
            to the Company, shall have delivered to the Purchaser opinions dated the Issue Date, in form reasonably satisfactory to the Purchaser, with respect to the matters set forth in Exhibit B hereto;

                     (vii)  at the Closing, the Company shall
            have executed and delivered the registration rights agreement in the form of Exhibit C hereto
            (the "Registration Rights Agreement");

                     (viii) the Original Purchaser Designee
            shall have been elected to the Board of Directors of the Company effective, without any further action, immediately upon the Closing; and

                     (ix)   all corporate proceedings taken in
            connection with the transactions contemplated hereby, and all documents necessary to the consummation thereof, shall be reasonably satisfactory in form and substance to the Purchaser and counsel to the Purchaser, and the Purchaser shall have received a copy (executed or certified as may be appropriate) of all documents or corporate proceedings taken in connection with the consummation of said transactions, including the following:

                  a.  Certified copies of the Certificate of
               Incorporation and By-Laws of the Company;

                  b. Certified copies of resolutions of the Board of Directors of the Company authorizing the execution, delivery, and performance of the Transaction Documents, and any other documents provided for in this Agreement; and

                  c.  A certificate of the Secretary of the
               Company certifying the names of the officer or officers of the Company authorized to sign the Transaction Documents and any other documents provided for in this Agreement, together with a sample of the true signature of each such officer.

          1.4. Deliveries at Closing. At the Closing, the Company shall deliver to the Purchaser, against payment in full of the Purchase Price in immediately available funds by wire transfer to such bank or brokerage account as the Company shall designate, Notes in such denominations as the Purchaser has requested, dated the Issue Date and registered in the name of the Purchaser, in an aggregate principal amount of the Initial Principal Balance.

          The Closing of the purchase and sale of the Notes shall be deemed to have taken place in the State of New York.

          1.5. Definitions. Certain capitalized terms used in this Agreement are defined in Section 12 hereof.

     2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants as of the date hereof, and as of the Issue Date, as follows:

          2.1. Organization and Qualification. Each of the Company and its Subsidiary is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated and has the power to own its respective property and to carry on its respective business as now being conducted. Each of the Company and its Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a Material Adverse Effect.

          2.2. Due Authorization. The Company has all right, power and authority to enter into the Transaction Documents and to consummate the transactions contemplated thereby. The execution and delivery of each of the Transaction Documents and the issuance and sale of the Notes by the Company and compliance by the Company with all the provisions of each of the Transaction Documents (including the issuance of Shares upon conversion of the Notes) and consummation by the Company of the transactions contemplated hereby (i) are within the corporate power and authority of the Company; (ii) do not or will not require (if approval is received from NASD that its rules do not require such stockholder approval) the approval or consent of the stockholders of the Company; and (iii) have been authorized by all requisite corporate proceedings on the part of the Company. This Agreement and the Registration Rights Agreement have been, and the Notes when delivered by the Company will have been, duly executed and delivered by the Company and constitute, or, in the case of the Notes, will constitute, valid and binding agreements of the Company, enforceable in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Shares of Common Stock issuable upon conversion of the Notes have been validly reserved for issuance, and upon issuance, will be validly issued and outstanding, fully paid, and nonassessable. The Board of Directors of the Company has unanimously approved the transactions contemplated hereby for the purposes of Section 203 of General Corporation Law of the State of Delaware (the "GCL"), pursuant to Section 203(a)(1) thereof. The Company has furnished to the Purchasers true and correct copies of the Company's Certificate of Incorporation and By-Laws as in effect on the date of this Agreement.

          2.3.  Subsidiaries.  The Company has only one
Subsidiary, CIDCO Worldwide Incorporated, a Delaware corporation.
All of the outstanding shares of capital stock of the Subsidiary are owned by the Company.

          2.4. SEC Reports. The Company has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act from and after March 3, 1994; and the Company has furnished the Purchaser true and complete copies of all annual reports, quarterly reports, proxy statements and other reports under the Exchange Act filed by the Company from and after such date, each as filed with the Commission (collectively, the "SEC Reports"). Each SEC Report was in compliance in all material respects with the requirements of its respective report form and did not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as of the date hereof there is no fact or facts not disclosed in the SEC Reports which relate specifically to the Company and which individually or in the aggregate may have a Material Adverse Effect.

          2.5. Financial Statements. The financial statements (including any related schedules and/or notes) included in the SEC Reports have been prepared in accordance with generally accepted accounting principles consistently followed (except as indicated in the notes thereto) throughout the periods involved and fairly present in all material respects the consolidated financial condition, results of operations and changes in stockholders' equity of the Company and its Subsidiary as of the respective dates thereof and for the respective periods then ended (in each case subject, as to interim statements, to changes resulting from year-end adjustments, none of which were material in amount or effect). Except as set forth in Schedule 2.5, the Company has no Material liabilities or obligations, contingent or otherwise, except (i) liabilities and obligations in the respective amounts reflected or reserved against in the Company's balance sheet as of December 31, 1995 included in the SEC Reports or (ii) liabilities and obligations incurred in the ordinary course of business since December 31, 1995 which individually or in the aggregate do not have a Material Adverse Effect. Since December 31, 1995, the Company and its Subsidiary have operated their respective businesses only in the ordinary course and there has not been individually or in the aggregate any Material Adverse Change, other than changes disclosed in the SEC Reports or otherwise set forth in Schedule 2.5 hereto.

          2.6. Litigation. Except as set forth in Schedule 2.6 hereto, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or its Subsidiary or any of their respective properties or assets by or before any court, arbitrator or other Governmental Entity, which questions the validity or enforceability of, or seeks to enjoin or invalidate any of the Transaction Documents or any action taken or to be taken pursuant to any thereof, or, which if determined adversely would individually or in the aggregate have a Material Adverse Effect.

          2.7. Title to Properties; Insurance. The Company and its Subsidiary have good and valid title to, or, in the case of property leased by either of them as lessee, a valid and subsisting leasehold interest in, their respective properties and assets, free of all liens and encumbrances other than the security interests of the Company's bank lender, Comerica Bank - California, and those referred to in the financial statements of the Company (or the notes thereto) for the year ended December 31, 1995 included in the SEC Reports, except in each case for such defects in title and such other liens and encumbrances which do not individually or in the aggregate materially detract from the value to the Company of the properties and assets of the Company and its Subsidiary taken as a whole. The Company and its Subsidiary maintain insurance in such amounts (to the extent available in the public market), including self-insurance, retainage and deductible arrangements, and of such a character as is reasonable for companies engaged in the same or similar business.

          2.8. Governmental Consents, etc. The Company is not required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any Governmental Entity as a condition to or in connection with the valid execution and delivery of any of the Transaction Documents or the valid offer, issue, sale or delivery of the Securities, or the performance by the Company of its obligations in respect of any thereof, except for filings required pursuant to state and federal securities laws to effect any registration of any of the Securities pursuant to the Registration Rights Agreement and except for the filing on Form 8K under the Exchange Act to report the consummation of the transaction contemplated hereby.

          2.9. Holding Company Act and Investment Company Act. Neither the Company nor its Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility," as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

          2.10. Taxes. The Company and its Subsidiary have filed or caused to be filed all income tax returns which are required to be filed and have paid or caused to be paid all Taxes that have become due, except Taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside, and except for such returns for which the failure to file would not individually or in the aggregate have a Material Adverse Effect.

          2.11. ERISA. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Pension Plan (other than a Multiemployer Plan (as defined below)). No liability to the PBGC has been, or is reasonably likely to be, incurred with respect to any Pension Plan (other than a Multiemployer Plan) by the Company, its Subsidiary or any ERISA Affiliate (as defined below) which is or would be materially adverse to the Company, its Subsidiary and any ERISA Affiliate. Neither the Company nor its Subsidiary nor any ERISA Affiliate has incurred, or is reasonably likely to incur, any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which would have a Material Adverse Effect on the Company, its Subsidiary and its ERISA Affiliates, and if the Company, its Subsidiary and ERISA Affiliates were to completely withdraw as of the date hereof from each Multiemployer Plan in which they participate, the Company, its Subsidiary and its ERISA Affiliates would not incur any withdrawal liability under Title IV of ERISA which would have a Material Adverse Effect on the Company, its Subsidiary and its ERISA Affiliates. To the best knowledge of the Company, no fiduciary of any employee benefit plan (as defined in Section 3(s) of ERISA) maintained or contributed to by the Company or its Subsidiary for the benefit of their respective employees (each an "Employee Plan") has engaged or caused any Employee Plan to engage in any prohibited transaction that has resulted in the imposition of any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA that has not been satisfied or that is reasonably likely to result in the imposition of such a tax or penalty that would be materially adverse to the Company and its Subsidiary. Each Employee Plan has been maintained and administered in compliance with all applicable law including ERISA and the Code in all material respects. An "ERISA Affiliate" for purposes of this
Section is any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in Section 414(b), (c), (m) or (o) of the Code, and the term "Multiemployer Plan" shall mean any Pension Plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

          2.12. Intellectual Property Rights.

                (a) Except as disclosed on Schedule 2.12 hereto,
(i) the Company owns or has the right to use pursuant to license, sub-license, agreement or permission all of its Intellectual Property (as defined below), except where the absence of any thereof would not individually or in the aggregate have a Material Adverse Effect; (ii) the Company has not interfered with, infringed upon or misappropriated any Intellectual Property rights of third parties, except for interferences, infringements and misappropriations which would not individually or in the aggregate have a Material Adverse Effect, and the Company has not received any claim, demand or notice alleging any such interference, infringement or misappropriation (including any claim that it must license or refrain from using any Intellectual Property rights of any third party). To the Company's knowledge no third party has interfered with, infringed upon or misappropriated any Intellectual Property rights of the Company, except for interferences, infringements and misappropriations which would not individually or in the aggregate have a Material Adverse Effect.

                (b) "Intellectual Property" means (a) all world-wide inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all know-how, trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice (including ideas, research and development, formulas, compositions, manufacturing and production process and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all management information systems, (h) all other proprietary rights, (i) all copies and tangible embodiments thereof (in whatever form or medium) and (j) all licenses and agreements in connection therewith.

          2.13. Possession of Franchises, Licenses, Etc. The Company and its Subsidiary possess all franchises, certificates, licenses, permits and other authorizations from Governmental Entities and other rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of their respective properties and assets, except for those the absence of which would not individually or in the aggregate have a Material Adverse Effect, and neither the Company nor its Subsidiary is in violation of any thereof, except for violations which individually or in the aggregate would not have a Material Adverse Effect.

          2.14. Compliance with Laws. The Company and its Subsidiary are in compliance with all applicable Laws including, without limitation, those relating to protection of the environment, employment opportunity and employee safety, except where the failure to comply would not individually or in the aggregate have a Material Adverse Effect.

          2.15. Conflicting Agreements and Charter Provisions. Neither the Company nor its Subsidiary is a party to any Contract or is subject to any charter or By-Law provision or any judgment or decree which individually or in the aggregate has or is reasonably likely to have a Material Adverse Effect. Neither the execution and delivery of any of the Transaction Documents, nor the issuance of any of the Securities, nor the fulfillment of or compliance with the terms and provisions hereof or thereof, nor the prepayment of the Notes as contemplated hereby or by the Notes, nor the conversion of the Notes into Shares as contemplated hereby or by the Notes, will conflict with or result in a breach of the terms, conditions, or provisions of, or give rise to a right of termination under, or constitute a default under, or result in any violation of, the Certificate of Incorporation or By-Laws of the Company or any Contract of the Company or its Subsidiary. Neither the Company nor its Subsidiary is in default under any outstanding indenture or other debt instrument or with respect to the payment of the principal of or interest on any outstanding obligations for borrowed money, or is in default under any of their respective Contracts, except for defaults which would not individually or in the aggregate have a Material Adverse Effect.

          2.16. Capitalization. The authorized capital stock of the Company consists of (i) 35,000,000 shares of Common Stock, of which, as of the date hereof, 14,289,487 shares were outstanding; and (ii) 1,000,000 shares of Preferred Stock, of which, as of the date hereof, no shares are outstanding. All of the outstanding shares of Common Stock have been validly issued and are fully paid and nonassessable. No class of Capital Stock of the Company is entitled to preemptive rights. Except for the options listed on Schedule 2.16 hereto, there are no outstanding options, warrants, subscription rights, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any class of Capital Stock of the Company, or Contracts, by which the Company or its Subsidiary is or may become bound to issue additional shares of its Capital Stock or options, warrants or other rights to purchase or acquire any shares of its Capital Stock. Between the date hereof and the Issue Date, the Company will not have changed the amount of its authorized Capital Stock, or have subdivided or otherwise changed any shares of any class of its Capital Stock, whether by way of reclassification, stock split or otherwise, or have issued any additional shares of Capital Stock other than pursuant to the exercise of stock options outstanding on the date hereof and set forth in Schedule 2.16 hereto and will not have granted any options, warrants or other rights to purchase or acquire shares of the Company's Capital Stock. Except as set forth in Schedule
2.16 hereto, the Company has not declared or paid any dividend or made any other distribution of cash, stock or other property to its stockholders since May 1993.

          2.17. Disclosure. Neither this Agreement nor any Schedule hereto, nor any certificate furnished to Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

          2.18. Offering of Securities. Neither the Company nor any Person acting on its behalf has offered the Securities or any similar securities of the Company for sale to, solicited any offers to buy the Securities or any similar securities of the Company from or otherwise approached or negotiated with respect to the Company with any Person other than the Purchaser and other "accredited investors" (as defined in Rule 501(a) under the Securities Act). Neither the Company nor any Person acting on its behalf has taken or, except as contemplated by the Registration Rights Agreement will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Securities under the Securities
Act) which could reasonably be expected to subject the offering, issuance or sale of the Securities to the registration requirements of Section 5 of the Securities Act or violate the provisions of any securities, "blue sky", or similar law of any applicable jurisdiction.

          2.19. Use of Proceeds. (a) The proceeds of the sale of the Notes will be used by the Company for working capital and other corporate purposes approved by the Company's Board of Directors.

                (b) The Company does not own, directly or indirectly, any "margin security", as defined in Regulation G issued by the Board of Governors of the Federal Reserve System (12 CFR Part 207); and the Company will not use any proceeds from the sale of the Notes to purchase or carry any "security", as defined in Section 3(a)(10) of the Exchange Act, or for any other purpose which would result in any transaction contemplated by this Agreement constituting a "purpose credit" within the meaning of said Regulation G, or which would involve a violation of
Section 7 of the Exchange Act or Regulation T, U or X of said Board of Governors (12 CFR Parts 220, 221 and 224, respectively).

                (c) The Company does not intend to apply and will not apply any part of the proceeds of the sale of the Notes in any manner which is unlawful or which would involve a violation of Law.

          2.20. Election of Director. Theodore J. Forstmann has been duly elected by the Board of Directors of the Company to serve as a member of the Board for a term ending in calendar year 1998, effective upon the issuance of, and payment for, the Notes.

          2.21. Brokers or Finders.  Except as set forth in
Schedule 2.21, no agent, broker, investment banker or other Person is or will be entitled to any broker's fee or any other commission or similar fee from the Company or its Subsidiary in connection with any of the transactions contemplated by this Agreement.

     3.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.  The
Purchaser represents and warrants as of the date hereof and as of the Issue Date as follows:

          3.1. Organization and Qualification. The Purchaser is a partnership duly organized and existing in good standing under the laws of the State of Delaware and has the requisite power to own its respective property and to carry on its business as now being conducted. The Purchaser is duly qualified to do business and in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary, except where the failure to so qualify would not prevent consummation of the transactions contemplated hereby or have a material adverse effect on the Purchaser's ability to perform its obligations hereunder.

          3.2. Due Authorization. The Purchaser has all right, power and authority to enter into this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Registration Rights Agreement by the Purchaser and the compliance by the Purchaser with all of the provisions of this Agreement and the Registration Rights Agreement and consummation by the Purchaser of the transactions contemplated hereby and thereby (i) are within the partnership powers of the Purchaser and (ii) have been duly authorized by all necessary partnership action on behalf of the Purchaser. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Purchaser and constitute valid and binding agreements of the Purchaser enforceable in accordance with their terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          3.3. Governmental Consents. The Purchaser is not required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any Governmental Entity as a condition to or in connection with the valid execution, delivery of either this Agreement or the Registration Rights Agreement or the performance by the Purchaser of its obligations in respect hereof and thereof except for filings after the Closing under the Exchange Act and any filings under the HSR Act which may be required in connection with the conversion of the Notes.

          3.4. Conflicting Agreements. Neither the execution and delivery of this Agreement and the Registration Rights Agreement nor the fulfillment of or compliance with the terms and provisions hereof or thereof, nor the conversion of the indebtedness evidenced by the Notes into Common Stock as contemplated hereby or by the Notes, will conflict with or result in a breach of the terms, conditions or provisions of, or give rise to a right of termination under, or constitute a default under, or result in any violation of the organizational documents of the Purchaser or any Contract to which the Purchaser or any of its respective properties is subject.

          3.5. Acquisition for Investment. The Purchaser is acquiring the Notes being purchased by it for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof except in compliance with all applicable securities Laws. The Purchaser acknowledges that the Securities, including the Shares issuable upon conversion of the Notes, have not been registered under the Securities Act, and may be sold or disposed of in the absence of such registration only pursuant to an exemption from such registration and in accordance with this Agreement. At the date hereof the Purchaser does not beneficially own, directly or, to the knowledge of the Purchaser, indirectly (or have any option or right to acquire), any securities of the Company other than the Securities being purchased by it hereunder.

          3.6. Brokers or Finders. No agent, broker, investment banker or other Person is or will be entitled to any broker's fee or any other commission or similar fee from the Purchaser in connection with any of the transactions contemplated by this Agreement for which the Company will be responsible.

          3.7.  Accredited Investor.  The Purchaser is an
"accredited investor" within the meaning of Rule 501 promulgated under the Securities Act.

     4.   REGISTRATION, EXCHANGE AND TRANSFER OF NOTES

          4.1. The Note Register; Persons Deemed Owners. The Company shall maintain, at its office designated for notices in accordance with Section 13.6, a register for the Notes (the "Note Register"), in which the Company shall record the name and address of the person in whose name each Note has been issued and the name and address of each transferee and prior owner of each Note. The Company may deem and treat the person in whose name a
Note is so registered as the holder and owner thereof for all purposes and shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer as provided in this Article 4.

          4.2. Issuance of New Notes Upon Exchange or Transfer. Upon surrender for exchange or registration of transfer of any Note at the office of the Company designated for notices in accordance with Section 13.6, the Company shall execute and deliver, at its expense, one or more new Notes as requested by the holder of the surrendered Note, each dated the date to which interest has been paid on the Note so surrendered (or, if no interest has been paid, the date of such surrendered Note), but in the same aggregate unpaid principal amount as such surrendered Note, and registered in the name of such person or persons as shall be designated in writing by such holder. Every Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or by his attorney duly authorized in writing. The Company may also condition the issuance of any new Note or Notes to a Person other than the holder thereof on the payment of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer.

     5.   PAYMENT OF NOTES

          5.1. Home Office Payment. The Company will pay to the Purchaser or any transferee thereof all sums becoming due on the Notes (including all sums which become due on the Notes at the maturity thereof) (a) prior to the execution of an Indenture and the exchange of Securities issued under the Indenture for all outstanding Notes (the "Indenture Date") (i) in the case of the Purchaser or an institutional investor who holds in excess of $10 million principal amount of the Notes, at the account/address to be specified by the Purchaser for such purpose by notice to the Company, or at the account/address specified by such institutional investor, by wire transfer of immediately available funds, or at such other address or by such other method as the Purchaser or such institutional investor shall have designated by notice to the Company, or (ii) for all other holders of Notes, at the address specified by such holder, by check, in either case without presentment for notation of payment and without surrender and (b) at any time after the Indenture Date, by wire transfer to the Trustee, as specified in the Indenture. Before selling or otherwise transferring any Note, the Purchaser or transferee will make a notation thereon of the aggregate amount of all payments of principal, if any, theretofore made, and of the date to which interest has been paid.

          5.2. Limitation on Interest. No provision of this Agreement or of the Notes shall require the payment or permit the collection of interest in excess of the maximum rate which is permitted by Law. If any such excess interest is provided for herein or in the Notes, or shall be adjudicated to be so provided for, then the Company shall not be obligated to pay such interest in excess of the maximum rate permitted by Law, and the right to demand payment of any such excess interest is hereby waived, any other provisions in this Agreement or in the Notes to the contrary notwithstanding.

          5.3. Interest. Interest on the principal amount of the Notes shall be due and payable as provided in the Notes.

          5.4. Supplemental Interest. The Company shall pay to the Purchaser, as supplemental interest, an amount equal to $1,546,875, such amount to be payable within 5 days of the Issue
Date.

     6.   COVENANTS OF THE COMPANY

          A. The Company covenants that until the Issue Date and thereafter for so long as any of the Notes are outstanding:

          6.1. Limitation on Indebtedness. The Company will not, and will not permit any Subsidiary to, incur, create, assume or permit to exist any Indebtedness if, as a result thereof or after giving effect thereto, Total Indebtedness at any time would exceed one-third of Net Worth at such time.

          6.2. Dividends and Distributions. The Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, (i) declare or pay any dividend or make any distribution in cash or property (other than, in respect of the Company, dividends or distributions payable solely in shares of Capital Stock of the Company or, in respect of any such Subsidiary, dividends or distributions payable solely in shares of capital stock of such Subsidiary, as the case may be) to holders of Capital Stock of the Company or, except for payments to the Company, any Subsidiary of the Company, or (ii) purchase, redeem or otherwise acquire or retire for value (other than through the issuance solely of capital stock of the Company) any Capital Stock or warrants, rights or options to acquire Capital Stock of the Company or any securities exchangeable for or convertible into any such shares or permit any Subsidiary to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Subsidiary or any such warrants, rights or options or convertible securities (any such action referred to in clauses (i) or (ii) above referred to as a "Restricted Payment"), provided that the Company (x) may pay quarterly cash dividends and (y) may make Capital Stock repurchases or redemptions if at the time of and after giving effect to each such Restricted Payment:

                (a) no Default or Event of Default shall have occurred and be continuing;

                (b) the Company is permitted to incur at least
$1 of additional Indebtedness under Section 6.1; and

                (c) the aggregate amount of all such quarterly cash dividends for any quarter shall not, unless all members of the Board of Directors of the Company shall have otherwise approved, exceed 25% of the aggregate Consolidated Net Income of the Company during such quarter (excluding extraordinary gains and gains arising from the proposed or actual disposition of material assets not in the ordinary course of business).

          6.3. Compliance with Laws. The Company will, and will cause each Subsidiary to, comply with all applicable Laws with respect to the conduct of its business and the ownership of its properties, including without limitation, compliance with the reporting requirements of all applicable securities Laws; provided that the Company shall not be deemed to be in violation of this Section 6.3 as a result of any failure to comply with any provisions of any such Laws, the noncompliance with which would not, individually or in the aggregate, have a Material Adverse Effect or have a materially adverse effect on the ability of the holder of any Securities to sell such Securities.

          6.4. Limitation of Agreements. The Company will not, and will not permit any Subsidiary to, enter into any Contract, or any amendment, modification, extension or supplement to any existing Contract, which contractually prohibits the Company from paying interest on, or principal of, the Notes or effecting the conversion of the Notes.

          6.5. Preservation of Franchises and Existence. The Company will maintain and cause each Subsidiary to maintain its corporate existence, rights and franchises in full force and effect, provided that nothing in this Section 6.5 shall prevent the Company or any Subsidiary from discontinuing its operations in any particular state or at any particular location or locations within the state, or prevent the corporate existence, rights and franchises of any Subsidiary from being terminated if, in the opinion of the Board of Directors of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

          6.6. Insurance. The Company will, and will cause each Subsidiary to maintain, with insurers believed by the Company to be responsible, such insurance, in such amounts and of such types as are deemed in good faith by the Board of Directors of the Company to be adequate for the business and properties of the Company and its Subsidiaries.

          6.7. Payment of Taxes and Other Charges. The Company will pay or discharge, and will cause each Subsidiary to pay or discharge, before the same shall become delinquent, (i) all Taxes imposed upon it or any of its properties or income, and (ii) all claims of materialmen, mechanics, landlords and other like persons which, in the case of either clause (i) or clause (ii), if unpaid, might result in the creation of a material lien upon any of its properties, provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such Tax or claim whose amount, applicability or validity is being contested in good faith pursuant to appropriate proceedings.

          6.8. Financial Statements and Other Reports. The Company will furnish to each holder of the Notes, at the times specified in Section 6.10, the information and reports required to be delivered to the Purchaser pursuant to Section 6.10.

          6.9. Lost, Stolen, Damaged and Destroyed Securities. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing shares of Common Stock or a Note and in the case of loss, theft or destruction, upon delivery of an indemnity satisfactory to the Company (which, in the case of the Purchaser, may be an undertaking by the Purchaser and ID Partners to so indemnify the Company), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new share certificate of like tenor for a number of shares of Common Stock equal to the number of shares of such stock represented by the certificate lost, stolen, destroyed or mutilated, or a new Note of like tenor in an amount equal to the amount of such Note lost, stolen, destroyed or mutilated.

          B. The Company covenants that until the Closing and thereafter for so long as any Purchaser (and/or its Affiliates) owns any of the Securities:

          6.10. Financial Statements and Other Reports; Access.

                (i) The Company will, as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, furnish to the Purchaser statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders' equity of the Company and its Subsidiaries for the period from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period or date in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of a copy of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Commission shall be deemed to satisfy the requirements of this clause (i);

                (ii) it will, as soon as practicable and in any event within 100 days after the end of each fiscal year, furnish to the Purchaser statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders' equity of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, setting forth in each case in comparative form the corresponding figures from the preceding fiscal year, all in reasonable detail and examined and reported on by independent public accountants of recognized national standing selected by the Company; provided, however, that delivery pursuant to clause (iii) below of a copy of the Annual Report on Form l0-K of the Company for such fiscal year filed with the Commission shall be deemed to satisfy the requirements of this clause (ii); and

                (iii)   it will, promptly upon transmission
thereof, furnish to the Purchaser copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders and copies of all such registration statements (without exhibits), other than registration statements relating to employee benefit or dividend reinvestment plans, and all such regular and periodic reports as it shall file with the Commission.

          Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to Purchaser a certificate of an authorized financial officer of the Company regarding compliance by the Company with the covenants set forth in Sections 6.1 and 6.2.

          6.11. Information; Access. Upon the good faith request by the Purchaser for such information or access by the Company and its properties, books, records and personnel as is reasonable, the Company will cooperate in promptly providing such information or access to the Purchaser.

          6.12. Merger, etc. The Company will not merge with or into or consolidate with, or sell all or substantially all of its assets to, any other Person unless (i) the surviving entity shall have assumed in writing all of the obligations of the Company under each of the Transaction Documents, and (ii) immediately after the consummation of such merger or consolidation the surviving entity would not be in violation of any of the provisions applicable to the Company contained in any of the Transaction Documents.

          6.13. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, engage in any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

          6.14. Notice of Breach. As promptly as practicable, and in any event not later than five Business Days after senior management of the Company becomes aware thereof, the Company shall provide the Purchaser with written notice of any breach by the Company of any provision of this Agreement, including, without limitation, this Article 6, specifying the nature of such breach and any actions proposed to be taken by the Company to cure such breach.

          6.15. Right of the Purchaser to Designate Directors.

                (a) Prior to the Closing, the Company will have taken all necessary action for Theodore J. Forstmann (the "Original Purchaser Designee") to be elected to the Board of Directors of the Company. In connection with the 1997 Annual Meeting of Stockholders, the Company shall take all necessary action to cause an additional person as ID Partners may designate and who is either, as of the date hereof, a general partner of the general partner of the Purchaser or who is reasonably acceptable to the Company's Chairman and President (together with the Original Designee and any other person(s) designated by ID Partners pursuant to this Section 6.15 from time to time, the "Purchaser Designees") to be nominated and shall use its best efforts to cause such Purchaser Designee to be elected to the Board of Directors of the Company. Thereafter, in connection with any annual meeting of stockholders at which the term of a Purchaser Designee is to expire, the Company will take all necessary action to cause a Purchaser Designee to be nominated and use its best efforts to cause such Purchaser Designee to be elected to the Board of Directors of the Company. In the event of any vacancy arising by reason of the resignation, death, removal or inability to serve of any of the Purchaser Designees, ID Partners shall be entitled to designate a successor to fill such vacancy for the unexpired term. The Company further agrees that ID Partners shall be entitled to designate a non-voting observer to attend and participate in (but not to vote at) all meetings of the Board of Directors of the Company and any committee of the Board (the "Non-voting Observer"). The Non-voting Observer shall have the same access to information concerning the business and operations of the Company and its Subsidiaries and at the same time as directors of the Company, and shall be entitled to participate in discussions and consult with the Board of Directors of the Company without voting.

                (b) The Company and the Purchaser acknowledge that the provisions of this Agreement, including Section 6.15(a), are intended to provide ID Partners and the Purchaser with "contractual management rights" within the meaning of ERISA and the regulations promulgated thereunder.

          6.16. Board and Committee Notice Requirement. In addition to any requirements specified in the By-Laws of the Company, the Company shall notify the Purchaser, each Purchaser Designee and the Non-voting Observer, by telecopy, of (a) every meeting (or action by written consent) of the Board of Directors of the Company and (b) every meeting (or action by written consent) of the board of directors of any Subsidiary and of any committee of the Board of Directors or any Subsidiary of the Company, to the extent, in the case of clause (b), that a Purchaser Designee is on the Board of Directors of such Subsidiary or is on such committee of the Board of Directors of the Company or any Subsidiary, at least three days in advance of such meeting (or distribution of written consents), or, if such notice under the circumstances is not practicable, as soon before the meeting (or distribution) as is practicable.

          6.17. Action by the Board of Directors. Without the approval of the Board of Directors of the Company that includes the affirmative vote of at least one Purchaser Designee, the Company shall not, in a single transaction or a series of related transactions, (a) for the period of nine months following the Issue Date, issue any Equity Securities at less than the Conversion Price or (b) amend, supplement, modify or repeal any provision of the Articles of Incorporation or By-Laws of the Company or take any other action, including, without limitation, the adoption of a shareholders' rights plan or similar plan, or the consummation of a Capital Stock repurchase or redemption, which would adversely affect the rights or benefits of the Purchaser under any of the Transaction Documents, including, without limitation, the conversion rights of the holders of the Notes hereunder.

          6.18. Reimbursement of Certain Expenses. The Company shall, upon request therefor, promptly reimburse the Purchaser Designees (and, to the extent that one or more of the Purchaser Designees shall not attend or charge therefor, the Non-voting Observer) for all reasonable expenses incurred by them in connection with their attendance at meetings of the Board of Directors or of committees of the Board of Directors and any other activities undertaken by them in their capacity as directors of the Company or any Subsidiary or observer, as applicable. The foregoing shall be in addition to, and not in lieu of (or in duplication of), any indemnification or reimbursement obligations of the Company under the Articles of Incorporation or By-Laws of the Company or by Law. The Non-voting Observer shall be entitled to indemnification from the Company and its Subsidiaries to the maximum extent permitted by Law as though he or she were a director of the Company or the Subsidiary.

          6.19. Insurance. To the extent commercially available, the Company shall at all times maintain directors' and officers' liability insurance comparable in terms and coverage to that maintained on the date hereof, and each Purchaser Designee shall be covered under such insurance.

          6.20. Rights of First Offer. Prior to seeking financing from any third party consisting of an issuance of Equity Securities (the "Proposed Securities") by the Company on or after the Issue Date, the Company shall notify the Purchaser of a description in reasonable detail of the Proposed Securities, the amount proposed to be issued and the consideration the Company desires to receive therefor (the "Notice"), which Notice shall constitute an offer to the Purchaser with respect to the Proposed Securities on the terms set forth therein. The Purchaser and the Company shall, for not less than 20 days after receipt of the Notice (unless the Purchaser earlier indicates that it has no interest in purchasing the Proposed Securities), discuss the possibility of Purchaser's acquiring the Proposed Securities, after which (if the Purchaser has not agreed to purchase the Proposed Securities on the terms set forth in the Notice or such other terms as are mutually acceptable to the Company and the Purchaser) the Company shall be permitted to seek and obtain third party investors to acquire the Proposed Securities, provided that the closing of such acquisition by such third party investor occurs within 90 days from the date of the Notice and provided that the acquisition of the Proposed Securities by such third party investor is on terms no more favorable to such third party investor than those terms set forth in the Notice. No Equity Securities shall be issued by the Company to any Person unless the Company has first offered such Equity Securities to the Purchaser in accordance with this
Section 6.20. This Section 6.20 shall not apply to the following issuances of securities: (i) pursuant to an approved employee stock option plan, stock purchase plan, or similar employee benefit program or agreement, where the primary purpose is not to raise equity capital for the Company, (ii) issuances of Common Stock to one or more Strategic Alliance Investors, but not in excess of 1,800,000 shares of Common Stock (subject to adjustment as provided in Section 13.11) in the aggregate for all such issuances (or such greater number of Shares as is approved by all members of the Board of Directors), (iii) issuance of Equity Securities as consideration in a business combination, and (iv) pursuant to a bona fide public offering of Shares registered under the Securities Act of 1933, as amended.

     7.   COVENANTS OF THE PURCHASER

          7.1. Standstill Provisions. Until the earliest of (i) the occurrence of an Event of Default under the Notes, (ii) a public announcement or filing of a third party's acquisition of or intention to acquire at least 10% of the outstanding Voting Securities of the Company, for a purpose other than for investment (as disclosed by the third party), (iii) the incumbent members of the Board of Directors of the Company (including the Purchaser Designees) ceasing to represent a majority of the directors then in office, or (iv) the commencement of a proxy or consent solicitation to replace a majority of the Board of Directors of the Company, which is not opposed by the Board of Directors of the Company (the earliest of any of the foregoing, the "Standstill Termination Event"), the Purchaser agrees that, except as otherwise approved by the Board of Directors of the
Company:

                (a) the Purchaser will not make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to any matter which has been approved by a majority of the Board of Directors of the Company;

                (b) the Purchaser will not acquire, offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, any Voting Securities or any rights or options to acquire Voting Securities of the Company except (i) the shares of Common Stock or other Voting Securities of the Company issuable upon conversion of the Notes, (ii) as a result of a stock split, stock dividend or similar recapitalization of the Company, (iii) pursuant to a merger, consolidation or other business combination transaction involving the Company, or (iv) in connection with the exercise of Purchaser's rights pursuant to Section 6.20;

                (c) the Purchaser will not deposit any Voting
Securities in a voting trust or otherwise subject any Voting
Securities to any arrangement with respect to the voting of such Voting Securities inconsistent with this Agreement;

                (d) the Purchaser will not form, join in or in any way participate in a "group" within the meaning of Section
13(d)(3) of the Exchange Act for the purpose of acquiring, voting or holding Voting Securities of the Company;

                (e) the Purchaser will not make any public announcement with respect to, or submit a proposal for or offer of (with or without conditions), any Extraordinary Transaction involving the Company or its securities or assets; and

                (f) the Purchaser will not request the Company or its representatives directly or indirectly to amend or waive any provision of this Section 7.1 (including this paragraph).

          Nothing contained in this Section 7.1 shall prevent the Purchaser from discussing any matters privately with senior management or the Board of Directors of the Company; provided that no proposal regarding any such matters shall be made by the Purchaser that would require public disclosure by the Company.

          7.2. Voting Restrictions. (a) After conversion of any of the Notes and until the occurrence of a Standstill Termination Event, (i) the Purchaser shall be present, in person or represented by proxy, at all stockholder meetings of the Company so that all Voting Securities Beneficially Owned by it shall be counted for the purpose of determining the presence of a quorum at such meetings, and (ii) subject to Section 7.2(b) below, the Purchaser shall, with respect to any matter submitted to a vote of stockholders, vote, or cause to be voted or consent to be given with respect to, all Voting Securities Beneficially Owned by it with respect to such matter in the same proportion as the votes cast (or consents given) by or on behalf of the other holders of the Company's Voting Securities with respect to such matter.

                (b) Notwithstanding anything to the contrary contained in Section 7.2(a), the Purchaser shall have the right to vote freely, without regard to any request or recommendation of the Board of Directors of the Company or the votes or consents of the other holders of the Company's Voting Securities, with respect to the following:

                    (i)  the election to the Board of
          Directors of the Company of any Purchaser Designee or any vote for the removal of any Purchaser
          Designee; and

                    (ii) any Extraordinary Transaction.

          7.3. Restrictions on Transfer. The Purchaser and its Affiliates will not, prior to the earlier of (x) the occurrence of a Standstill Termination Event and (y) the Purchaser and its Affiliates Beneficially Owning, in the aggregate, less than 5% of the outstanding Voting Securities of the Company, sell, transfer or otherwise dispose of ("Transfer") any of the Securities, except for (a) Transfers between and among the Purchaser and its Affiliates who agree to be bound by the provisions of this Agreement applicable to Purchaser; (b) Transfers of Securities pursuant to the exercise of registration rights set forth in the Registration Rights Agreement; (c) Transfers to a Person that would qualify (were such Person to own a sufficient number of shares to mandate a filing) to file using Schedule 13G adopted by the Commission under the Exchange Act; (d) Transfers that comply with the applicable provisions of Rule 144 or 144A of the Securities Act; provided, however, that no Transfer under this clause (d) shall be made to any Person who to Purchaser's knowledge would Beneficially Own Voting Securities representing more than 5% of the outstanding Voting Securities of the Company (other than Persons to whom transfers could be made under clause
(c) above); (e) Transfers pursuant to (i) a bona fide tender or exchange offer to acquire securities of the Company which has been approved by the Board of Directors of the Company, (ii) any all cash bona fide tender offer for all of the Company's outstanding Common Stock, or (iii) any merger, consolidation, recapitalization or other business combination transaction to which the Company is a party; or (f) Transfers to the partners of the Purchaser who are not Affiliates of the Purchaser or their partners or their respective Affiliates or Associates.

          7.4. Nondisclosure of Confidential Information. (a) Without the prior written consent of the Company, any information relating to the Company provided to the Purchaser in connection with this Agreement, or to the Purchaser Designees or the Non-voting Observer, which is either confidential, proprietary, or otherwise not generally available to the public (but excluding information obtained independently from third-party sources without the recipient's knowledge that the source has violated any fiduciary or other duty not to disclose such information) (the "Confidential Information") shall be kept confidential by the Purchaser and its representatives (the "Representatives"), using the same standard of care in safeguarding the Confidential Information as the Purchaser employs in protecting its own proprietary information which such Purchaser desires not to disseminate or publish, and shall not be disclosed to any Person, other than those Representatives who need to know such Confidential Information. It is understood (i) that such Representatives shall be informed by the Purchaser of the confidential nature of the Confidential Information, (ii) that such Representatives shall be bound by the provisions of this
Section 7.4 as a condition of receiving the Confidential Information and (iii) that, in any event, the Purchaser shall be responsible for any breach of this Agreement by any of its Representatives.

                (b) If the Purchaser or its Representatives are requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, the Purchaser shall, as soon as practicable, notify the Company of such request or requirement so that the Company may seek an appropriate protective order. If, in the absence of a protective order, the Purchaser or its Representatives are, in the opinion of the Purchaser's counsel, compelled to disclose the Confidential Information or else stand liable for contempt or suffer other censure or penalty, the Purchaser or its Representatives may disclose (which disclosure shall be without liability) only such of the Confidential Information to the party compelling disclosure as is required by Law. The Purchaser shall, at the Company's request and expense, cooperate with the Company's reasonable efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

     8.   EVENTS OF DEFAULT AND REMEDIES

          8.1. Events of Default. Each of the following shall constitute an "Event of Default" under this Agreement:

                (a) Nonpayment of Principal of the Notes. If the Company fails to pay the principal of or premium, if any, due on any Note, when and as the same becomes due and payable, whether at the maturity thereof, on a date fixed for a redemption, or otherwise; or

                (b) Nonpayment of Interest or Other Amounts. If the Company fails to pay interest on the Notes or any other amount due under this Agreement in full, when and as the same becomes due and payable, and such failure shall be continuing for five (5) Business Days; or

                (c) Voluntary Bankruptcy and Insolvency
Proceedings. If the Company or any Significant Subsidiary shall file a petition in bankruptcy or for reorganization or for an arrangement or any composition, readjustment, liquidation, dissolution or similar relief pursuant to the Federal Bankruptcy Code of 1978, as amended, or under any similar present or future federal Law or the Law of any other jurisdiction or shall be adjudicated a bankrupt or become insolvent, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or such Subsidiary or for all or any substantial part of its respective property, or the Company or any Significant Subsidiary shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take any corporate action, as the case may be, in furtherance of any of the foregoing; or

                (d) Adjudication of Bankruptcy. If a petition or answer shall be filed proposing the adjudication of the Company or any Significant Subsidiary as a bankrupt or its reorganization or arrangement, or any composition, readjustment, liquidation, dissolution or similar relief with respect to it pursuant to the Federal Bankruptcy Code of 1978, as amended, or under any similar present or future federal Law or the Law of any other jurisdiction applicable to the Company or such Subsidiary, and the Company or any Significant Subsidiary shall consent to or acquiesce in the filing thereof, or such petition or answer shall not be discharged or denied within 60 days after the filing thereof; or

                (e) Receivership or Sequestration. If a decree or order is entered by a court having jurisdiction (i) for the appointment of a receiver or custodian or liquidator or trustee or sequestrator or assignee (or similar official) in bankruptcy or insolvency of the Company or any Significant Subsidiary or of all or a substantial part of its property, or for the winding-up or liquidation of its affairs, and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days, or (ii) for the sequestration or attachment of any property of the Company or any Significant Subsidiary without its return to the possession of the Company or such Subsidiary or its release from such sequestration or attachment within 60 days thereafter; or

                (f) Defaults Under Other Agreements.  The
Company or any of its Subsidiaries shall (i) default in the payment or principal or interest on any Indebtedness of $15,000,000 or more beyond the applicable period of grace, if any, or (ii) fail to observe or perform any covenant or agreement contained in any agreement(s) or instrument(s) relating to Indebtedness of $15,000,000 or more in the aggregate within any applicable grace period, or any other event shall occur, if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of $15,000,000 or more in the aggregate of such Indebtedness; or $15,000,000 or more in the aggregate of any Indebtedness shall be, or if as a result if such failure or other event may be, required to be prepaid (other than by regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

                (g) Covenants. The Company shall fail to observe or perform any covenant or agreement contained in this Agreement, except for those covenants and agreements referred to in Section 8.1(a) or 8.1(b), and, if capable of being remedied, such failure shall remain unremedied for 30 days after written notice has been given to the Company by the Purchaser or any other holder of Securities;

                (h) Misrepresentation. The representations and warranties of the Company set forth in this Agreement shall not have been true and correct in any material respect as of the date hereof and shall not be true and correct in any Material respect as of the Issue Date with the same effect as though such representations and warranties had been made as of such date;

                (i) Purchaser Designee. The failure of at least one Purchaser Designee to be serving as a director of the Company, which situation continues for a period of five days or more, provided that such failure is not the result of Purchaser's failing to designate a Purchaser Designee, and provided further that it shall be an Event of Default if, during any period in which no Purchaser Designee is serving as a director of the Company, a meeting of the Board of Directors of the Company shall be called or held or action shall have been taken by written consent of the directors; or

                (j) Judgments. A final judgment or judgments entered by a court of competent jurisdiction for the payment of money aggregating in excess of $15,000,000 is or are outstanding against the Company or any Subsidiary and any one such judgment in excess of $15,000,000 has, or such judgments aggregating in excess of $15,000,000 have, remained unpaid, unvacated, unbonded, or unstayed by appeal or otherwise for a period of 30 days from the date of entry.

          8.2. Acceleration of Maturity. If any Event of Default shall have occurred and be continuing, the holder or holders of at least 50.1% in aggregate principal amount of outstanding Notes may, by notice to the Company, declare the entire outstanding principal balance of the Notes, premium, if any, and all accrued and unpaid interest thereon, to be due and payable immediately, and upon any such declaration the entire outstanding principal balance of the Notes, premium, if any, and said accrued and unpaid interest shall become and be immediately due and payable, without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in the Notes or in this Agreement to the contrary notwithstanding; provided that if an Event of Default under clause (c), (d), or (e) of Section 8.1 with respect to the Company or any Significant Subsidiary shall have occurred, the outstanding principal amount of all of the Notes, premium, if any, and all accrued and unpaid interest thereon, shall immediately become due and payable, without any declaration and without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in the Notes or this Agreement to the contrary notwithstanding; and provided, further, that if an Event of Default under clause (a) or (b) of
Section 8.1 shall have occurred and be continuing with respect to any Note, the Purchaser or an Affiliate of the Purchaser (but not any transferee thereof other than an Affiliate of the Purchaser) holding one or more Notes in an aggregate outstanding principal amount of at least $10,000,000 may, by notice to the Company, declare the entire outstanding principal of such Notes so held by the Purchaser and its Affiliates, premium, if any, and all accrued and unpaid interest thereon, to be due and payable immediately, and upon any such declaration the entire outstanding principal of such Notes, premium, if any, and said accrued and unpaid interest shall become and be immediately due and payable, without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in such Notes or in this Agreement to the contrary notwithstanding.

          8.3. Other Remedies. If any Event of Default shall have occurred and be continuing, from and including the date of such Event of Default to but not including the date such Event of Default is cured or waived, any holder may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by Law) of any covenant or agreement contained in this Agreement or the Notes or in aid of the exercise of any power granted in this Agreement or the Notes, and any holder may enforce the payment of any Note held by such holder and any of its other legal or equitable rights.

          8.4. Conduct no Waiver; Collection Expenses. No course of dealing on the part of any holder, nor any delay or failure on the part of any holder to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. If the Company fails to pay, when due, the principal or the premium, if any, or the interest on any Note, the Company will pay to each holder, to the extent permitted by law, on demand, all costs and expenses incurred by such holder in the collection of any amount due in respect of any Note hereunder, including reasonable legal fees incurred by such holder in enforcing its rights hereunder.

          8.5. Annulment of Acceleration. If a declaration is made in accordance with Section 8.2, then and in every such case, the Purchaser or the holder or holders of at least 50.1% in aggregate principal amount of outstanding Notes may, by an instrument delivered to the Company, annul such declaration and the consequences thereof, provided that at the time such declaration is annulled:

                    (a)  no judgment or decree has been
          entered for the payment of any monies due on the Notes or pursuant to this Agreement;

                    (b)  all arrears of interest on the
          Notes and all other sums payable on the Notes and pursuant to this Agreement (except any principal of or interest or premium on the Notes which has become due and payable by reason of such declaration) shall have been duly paid; and

                    (c)  every other Event of Default shall
          have been duly waived or otherwise made good or cured;

provided, however, that only the Purchaser or an Affiliate of the Purchaser (but not any transferee thereof other than an Affiliate of the Purchaser) that is the holder of the Note or Notes making the declaration permitted by the last proviso of Section 8.2 may annul such declaration; and provided, further, that no such annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

          8.6. Remedies Cumulative. No right or remedy conferred upon or reserved to the holders of Notes under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now and hereafter existing under applicable law. Every right and remedy given by this Agreement or by applicable Law to the holders of Notes may be exercised from time to time and as often as may be deemed expedient by the holders. Without limiting the generality of the foregoing, if the Event of Default is the result of the Company's breach of its obligation to convert the indebtedness evidenced by the Notes into Common Stock in accordance with the terms and conditions hereof, the holder shall be entitled to specific performance of such obligation of the Company; it being expressly acknowledged and agreed by the Company that no adequate remedy at law exists for any such breach and that the holder will be irreparably harmed by any such breach by the Company.

     9.   REDEMPTION

          9.1. Optional Redemption. Subject to the Purchaser's right of conversion set forth in Section 10, the Company shall have the right, at its sole option and election made in accordance with Section 9.4(d) and subject to Section 9.4(d), to redeem the Notes, after June 30, 2001, in whole or in part, at the following Redemption Prices (plus accrued and unpaid interest), if redeemed during the 12-month period beginning on the anniversary of the Issue Date in each of the years indicated:

      Year                 Redemption Price (as % of principal)
      ----                 ----------------
       2001...........................   101%
       2002...........................   100.5%
       2003...........................   100%

          9.2. Procedures for Partial Redemption. If less than all of the Notes at the time outstanding are to be redeemed, the aggregate principal amount to be redeemed shall be prorated among the outstanding Notes; provided, however, that in the event that the aggregate principal balance of the Notes then outstanding is $10,000,000 or less, the Company shall be required to redeem all of such outstanding Notes if it elects to redeem any such Notes.

          9.3. Change in Control. In the event that there occurs a Change in Control during the 12-month period beginning on the Issue Date and each of the anniversaries of the Issue Date in each of the years indicated, the Company shall make an offer to acquire the Notes, in accordance with the procedures set forth in Section 9.4(b), at the following Redemption Prices (plus accrued and unpaid interest):

      Year                 Redemption Price (as % of principal)
      ----                 ----------------
       1996...........................   110%
       1997...........................   108%
       1998...........................   106%
       1999...........................   104%
       2000...........................   102%
       2001...........................   101%
       2002...........................   100.5%
       2003...........................   100%

          9.4. Redemption Procedures. (a) Notice of any redemption of Notes pursuant to Section 9.1 shall be mailed at least 30 but not more than 60 days prior to the date fixed for redemption to each holder of Notes to be redeemed, at such holder's address as it appears in the Note Register. In order to facilitate the redemption of Notes, the Board of Directors may fix a record date for the determination of Notes to be redeemed which shall be a date at least 20 days following the date of the notice.

                (b) Promptly following a Change in Control (but in no event more than five Business Days thereafter), the Company shall mail to each holder of Notes, at such holder's address as it appears in the Note Register, notice of such Change in Control, which notice shall set forth each holder's right to require the Company to redeem any or all Notes held by it. The Company shall thereafter, during a period of 90 days from the date of such notice redeem any Notes, in whole or in part, at the option of the holder, upon at least five days' written notice to the Company by such holder specifying (i) the principal amount of Notes to be redeemed and (ii) the redemption date.

                (c) On the date of any redemption being made pursuant to Section 9.1 or 9.3 which is specified in a notice given pursuant to this Section 9.4 the Company shall wire transfer to such holder the Redemption Price for the principal amount of Notes so redeemed, together with an amount equal to all accrued and unpaid interest thereon to the date of redemption.

                (d) Notwithstanding the foregoing, the Company shall not deliver any notice of redemption pursuant to this
Article 9 or any notice of conversion pursuant to Article 10 unless, to the extent required by the HSR Act, (a) the Company shall have filed its HSR Notification (and the Company agrees to file an HSR Notification promptly after Purchaser's request), (b) the applicable waiting period shall have expired or been terminated, and (c) the date fixed for redemption in accordance with this Section 9.4 or conversion in accordance with Article 10 shall be a date upon which the Purchaser shall not be prohibited from owning Voting Securities under the HSR Act. The Purchaser shall be deemed for the purposes of this Agreement to Beneficially Own the Voting Securities into which the Notes are convertible as of the Issue Date. The Purchasers agree not to vote any such Voting Securities until the applicable period under the HSR Act expires or is terminated.

     10.  CONVERSION

          10.1. Holder's Option to Convert into Common Stock. Subject to the provisions for adjustment hereinafter set forth, any Note or any portion of the outstanding principal amount of such Note shall be convertible at the option of the holder at any time after the earlier of (i) December 31, 1996 and (ii) the occurrence of a Change in Control or the public announcement or filing of a third party's intention to effect or to seek to effect a Change in Control into fully paid and non-assessable shares of Common Stock at a conversion price, determined as hereinafter provided, in effect at the time of conversion.

          The price at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Price") of the Notes shall be initially $41.00 in principal amount of the Notes per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in this Section 10.

          10.2. Exercise of Conversion Privilege.  (a)
Conversion of the Notes may be effected by any holder thereof upon the surrender to the Company at the office of the Company designated for notices in accordance with Section 13.6 or at the office of any agent or agents of the Company, as may be designated by the Board of Directors (the "Transfer Agent"), of the Notes to be converted, accompanied by a written notice stating that such holder elects to convert all or a specified portion of the outstanding principal amount of such Notes in accordance with the provisions of this Article 10 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case any holder's notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Company will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. As promptly as practicable, and in any event within five Business Days after the surrender of such Notes and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Company that such taxes have been paid), the Company shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of the Notes being converted shall be entitled and (ii) if less than the entire outstanding principal amount of any Note surrendered is being converted, a new Note in the principal amount which remains outstanding upon such partial conversion. Such conversion shall be deemed to have been made at the close of business on the date of giving such notice so that the rights of the holder thereof as to the Note or Notes (or portion thereof) being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time, so long as such holder's Notes are delivered to the Company within two Business Days after the date of the giving of notice.

                (b) In case any Notes are to be redeemed pursuant to Section 9.1, the right of conversion of any or all of the Notes to be redeemed provided for under this Section 10 shall continue through and until the close of business on the Business Day preceding the date fixed for redemption, whereupon such conversion right shall cease and terminate as to the Notes to be redeemed unless (i) the Company shall default in the payment of the Redemption Price or (ii) a holder of a Note to be redeemed has given notice to the Company of such holder's election to convert all or any portion of a Note prior to the date fixed for redemption.

          10.3. Fractions of Shares; Interest. In connection with the conversion of any Note into Common Stock, no fractional shares shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the Trading Day on which such Note is deemed to have been converted. If more than one Note shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the aggregate outstanding principal amount of Notes so surrendered. Promptly upon conversion, the Company shall pay to holders of Notes so converted an amount equal to any accrued and unpaid interest on the Notes surrendered for conversion to the date of such conversion, together with cash in lieu of any fractional share of Common Stock.

          10.4. Reservation of Stock; Listing. (a) The Company shall at all times reserve and keep available for issuance upon the conversion of the Notes, free from any preemptive rights, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of the entire outstanding principal amount of the Notes into Common Stock, and shall take all action required to increase the authorized number of shares of Common Stock, if necessary, to permit the conversion of the entire outstanding principal amount of the Notes.

                (b) If at the time of conversion, the Common
Stock is listed on a national securities exchange, or is designated as a "national market system security" on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), the Company shall take all action necessary to cause the shares of Common Stock issuable upon conversion of the Notes to be listed on such exchange, subject to official notice of issuance.

          10.5. Rights. If the Company shall issue shares of Common Stock upon conversion of any Notes as contemplated by this
Article 10, the Company shall issue together with each such share of Common Stock any rights issued to holders of Common Stock, irrespective of whether such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock at such time and have not expired.

          10.6. Adjustment of Conversion Price.  The Conversion
Price will be subject to adjustment from time to time as follows:

                (a) In case the Company shall at any time or from time to time after the date hereof (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock; (B) subdivide the outstanding shares of Common Stock; (C) combine the outstanding shares of Common Stock into a smaller number of shares; (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Company, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any Note thereafter surrendered for conversion into Common Stock shall be entitled to receive, for each $100 of outstanding principal amount of Notes, the number of shares of Common Stock of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such $100 principal amount of Notes been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (a) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause (a) in connection with any transaction to which
Section 10.7 applies.

                (b) If at any time following the Issue Date, the Company shall issue shares of Common Stock (or rights, warrants or other securities convertible into or exchangeable for shares of Common Stock (collectively "Convertible Securities")) at a price per share (or having a conversion price per share) less than the Current Market Price per share of Common Stock as of the date of issuance of such shares (or, in the case of Convertible Securities, less than the Current Market Price as of the date of issuance of the Convertible Securities in respect of which shares of Common Stock were issued), then the Conversion Price shall be adjusted by multiplying (A) the Conversion Price in effect on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of shares of Common Stock purchasable at the then Current Market Price per share with the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into which the Convertible Securities may convert), and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of additional shares of Common Stock issued (or into which the Convertible Securities may convert).

An adjustment made pursuant to this Section 10.6(b) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. For purposes of this Section 10.6(b), the aggregate consideration receivable by the Company in connection with the issuance of shares of Common Stock or of Convertible Securities shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such Common Stock and Convertible Securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such Convertible Securities. The issuance or reissuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to (i) a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the Conversion Price pursuant to
Section 10.6(a), or (ii) any stock option plan, stock purchase plan or other benefit program of the Company or executive compensation package approved by the Company's Board of Directors involving the grant of options to employees or directors of the Company shall not be deemed to constitute an issuance of Common Stock or Convertible Securities by the Company to which this
Section 10.6(b) applies. In addition, the issuance of Common Stock by the Company at or above 95% of the Current Market Price of the Common Stock for the period of 20 Trading Days preceding such issuance to one or more Strategic Alliance Investors, but not in excess of 1,800,000 shares of Common Stock (subject to adjustment pursuant to Section 13.11) in the aggregate for all such issuances (or such lower price or greater number of Shares as is approved by all members of the Board of Directors), shall not be deemed to constitute an issuance of Common Stock by the Company to which this Section 10.6(b) applies. Upon the expiration unexercised of any Convertible Securities for which an adjustment has been made pursuant to this Section 10.5(b), the adjustments shall forthwith be reversed to effect such rate of conversion as would have been in effect at the time of such expiration or termination had such Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued. No adjustment shall be made pursuant to this Section 10.6(b) in connection with any transaction to which Section 10.7 applies.

                (c) In case the Company shall at any time or from time to time after the date hereof declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or Convertible Securities of the Company or any of its Subsidiaries by way of dividend or spinoff), on its Common Stock, then, and in each such case, the Conversion Price shall be adjusted by multiplying (1) the applicable Conversion Price on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the average Current Market Price of the Common Stock for the period of 20 Trading Days preceding such record date less the Fair Market Value per share of Common Stock (as determined in good faith by the Board of Directors, a certified resolution with respect to which shall be mailed to each holder of Notes) of such dividend or distribution, and the denominator of which shall be such average Current Market Price of the Common Stock. The Company acknowledges that this Section 10.6(c) shall not constitute a waiver of Section 6.2 of this Agreement. No adjustment shall be made pursuant to this Section 10.6(c) in connection with any transaction to which Section 10.7 applies or in connection with the payment of quarterly cash dividends on the Common Stock permitted pursuant to Section 6.2.

                (d) For purposes of this Section 10.6, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company.

                (e) The term "dividend," as used in this Section
10.5, shall mean a dividend or other distribution upon stock of the Company.

                (f) Anything in this Section 10.6 to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Conversion Price unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Price by at least one percent, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Price by at least one percent, such change in Conversion Price shall thereupon be given effect.

                (g) The certificate of any firm of independent public accountants of recognized national standing selected by the Board of Directors (which may be the firm of independent public accountants regularly employed by the Company) shall be presumptively correct for any computation made under this Section 10.6.

                (h) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this Section 10.6 or in the Conversion Price then in effect shall be required by reason of the taking of such record.

          10.7. Merger or Consolidation. In the case of any consolidation or merger of the Company with or into another corporation, or in case of any sale or conveyance to another corporation of all or substantially all of the assets or property of the Company (each of the foregoing being referred to as a "Transaction") occurring in each case at any time, each Note then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which the principal balance of such Note was convertible immediately prior to such Transaction. In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Article 10 shall be deemed to apply, so far as appropriate and nearly as may be, to such other securities or property.

          10.8. Notice of Certain Corporate Actions. In case at any time or from time to time the Company shall pay any stock dividend or make any other non-cash distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock or consolidation or merger of the Company with or into another corporation, or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or there shall be a Change in Control, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of said cases the Company shall give at least 20 days' prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holders of the Notes at the addresses of each as shown in the Note Register as of the date on which (i) a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale or conveyance, Change in Control, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Transaction to which Section 10.7 applies the Company shall give at least 30 days' prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or Change in Control or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

          10.9. Reports as to Adjustments. Upon any adjustment of the Conversion Price then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion provisions set forth in this
Article 10, then, and in each such case, the Company shall promptly deliver to the Purchaser, each other holder of the Notes and the Transfer Agent of the Notes and Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Price then in effect following such adjustment, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Notes may be given in advance and included as part of the notice required under the provisions of Section 10.8.

     11.  SUBORDINATION OF NOTES

          11.1. Subordination of Notes to Senior Indebtedness. The Indebtedness evidenced by the Notes and all renewals and extensions thereof, all obligations of the Company under this Agreement (other than the obligations of the Company under Sections 13.10 and 13.12), the Notes and all other instruments and agreements arising out of or relating to any or all of the foregoing and all renewals and extensions thereof (collectively, the "Junior Indebtedness") shall at all times be wholly subordinate and junior in right of payment to any and all Senior Indebtedness of the Company (including any claims by the holders of such Senior Indebtedness for interest accruing after any assignment for the benefit of creditors by the Company or the institution by or against the Company of any proceedings under the Bankruptcy Code or any law for the relief of or relating to debtors, or any other claim by such holders for any such interest which would have accrued in the absence of such assignment or the institution of such proceedings) in the manner and with the force and effect hereafter set forth:

                    (a)  In the event of any liquidation,
          dissolution or winding up of the Company, or of any execution, sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceeding relative to the Company or its property, all sums owing on all Senior Indebtedness of the Company (including cash collateral and amounts not yet due and payable) shall first be paid in full in cash, or provision shall be made for such payment in money or money's worth, before any payment is made upon the Junior Indebtedness; and if in any such event any payment or distribution, whether in cash, property, or securities shall be made upon or in respect of the Junior Indebtedness at a time when such payment is prohibited under this Section 11, the same shall be paid over to the holders of the Senior Indebtedness of the Company, pro rata, for application in payment thereof unless and until such Senior Indebtedness shall have been paid or satisfied in full in cash, or provision shall be made for such payment in money or money's worth.

          In case of any assignment for the benefit of creditors by the Company or in case any proceedings under the Bankruptcy Code or any other law for the relief of or relating to debtors are instituted by or against the Company, or in case of the appointment of any receiver for the Company's business or assets, or in case of any dissolution or winding up of the affairs of the Company, the Company and any assignee, trustee in bankruptcy, receiver, debtor in possession or other person or persons in charge are hereby directed to pay to the holders of the Senior Indebtedness of the Company the full amount of such holders' claims against the Company (including interest to the date of payment) in cash, or provision shall be made for such payment in money or money's worth, before making any payments to the holders of Junior Indebtedness, and insofar as may be necessary for that purpose, each holder of the Notes hereby assigns and transfers to the holders of Senior Indebtedness of the Company all rights to any payments, dividends or other distributions.

                    (b)  In the event that all or any part
          of the Junior Indebtedness is declared or becomes due and payable because of the occurrence of any Event of Default or otherwise than at the option of the Company (other than pursuant to its terms at its final maturity or upon a Change in Control), under circumstances when the foregoing clause (a) shall not be applicable, the holders of the Junior Indebtedness shall be entitled to payments only after there shall first have been paid in full in cash, or provision shall be made for such payment in money or money's worth, all Senior Indebtedness of the Company or payment shall have been provided therefor in a manner satisfactory to the holders of such Senior Indebtedness.

                    (c)  For purposes of this Section 11
          only, the words "cash, property or securities" shall (so long as the effect of this paragraph is not to cause the Note to be treated in any case or proceeding or other event described in this Section as part of the same class of claims as any Senior Indebtedness or any class of claims on a parity with or senior to any Senior Indebtedness for any payment or distribution) not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Indebtedness which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Section 11. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in this Agreement shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or which acquires by sale or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, sale or transfer, comply with the conditions set forth in this Agreement.

                    In the event and during the continuation of any default in the payment of the principal of or premium, if any, or interest on any Senior Indebtedness continuing beyond the period of grace, if any, specified in the instrument evidencing such Senior Indebtedness, upon written notice thereof to the Company and the holders of the Notes, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of, premium, if any, or interest on the Junior Indebtedness, or in respect of the retirement, purchase or other acquisition by the Company of any of the Junior Indebtedness. In addition, in the event and during the continuance of any other event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by the Company and the holders of the Notes of written notice of such event of default from the holders of such Designated Senior Indebtedness (or their respective Senior Indebtedness Representatives, if any), then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of, premium, if any, or interest on the Junior Indebtedness, or in respect of any retirement, purchase or other acquisition by the Company of any of the Junior Indebtedness, for a period (a "Payment Blockage Period") commencing as of the earlier of the date of receipt of such notice or, if applicable, the date of such acceleration of the Junior Indebtedness, and ending 180 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the holders of the Notes from such holders or Senior Indebtedness Representatives commencing the Payment Blockage Period). Not more than one Payment Blockage Period may be commenced with respect to the Junior Indebtedness during any period of 360 consecutive days. For all purposes of this paragraph (d), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the Senior Indebtedness Representatives for or the holders of such Designated Senior Indebtedness whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                    (d)  All payments, cash, or noncash
          distributions made to the holders of Junior
          Indebtedness which should have been made to the holders of Senior Indebtedness of the Company shall be received and held by the former in trust for the benefit of the latter, and the holders of Junior Indebtedness shall forthwith remit such payments, cash, or noncash distributions to the holders of the Senior Indebtedness of the Company, pro rata, in the form in which it was received, together with such endorsements or documents as may be necessary to effectively negotiate or transfer the same to the holders of the Senior Indebtedness of the Company.

                    (e)  Without in any way waiving the
          rights of the holders of any Junior Indebtedness under Section 6.1, each holder of Senior
          Indebtedness of the Company is hereby authorized by the holders of Junior Indebtedness to:

                      (i)    renew, compromise, extend,
                 accelerate or otherwise change the time of payment, or any other terms, of any Senior
                 Indebtedness of the Company held by such holder;

                      (ii)   increase or decrease the rate of
                 interest payable thereon or any part thereof;

                      (iii)  exchange, enforce, waive or
                 release any security therefor;

                      (iv)   apply such security and direct the
                 order or manner of sale thereof in such
                 manner as such holder may at its discretion determine; and/or

                      (v)    release the Company or any guarantor
                 of any Senior Indebtedness of the Company from liability;

          all without notice to any holder of Junior
          Indebtedness and without affecting the
          subordination provided by this Agreement.

Notwithstanding anything set forth in this Section 11.1, nothing set forth herein shall restrict holders of the Notes from exercising their rights of conversion hereunder and, unless a payment default shall have occurred with respect to any Senior Indebtedness, holders of the Notes shall be entitled to receive, upon conversion thereof, any balance due to such holders by reason of the limitation on the number of shares issuable upon such conversion set forth in
Article 10 hereof.

          11.2. Proofs of Claim of Holders of Senior
Indebtedness; Voting. Each holder of Junior Indebtedness undertakes and agrees for the benefit of each holder of Senior Indebtedness of the Company to execute, verify, deliver and file any proofs of claim relating to the Junior Indebtedness which any holder of such Senior Indebtedness may at any time require in order to prove and realize upon any rights or claims pertaining to the Junior Indebtedness and to effectuate the full benefit of the subordination contained herein. Upon failure of any holder of Junior Indebtedness to file the required proof or proofs of claim prior to 30 days before the expiration of the time to file claims in such proceeding, each holder of Senior Indebtedness of the Company is hereby irrevocably appointed such holder of Junior Indebtedness to be such holder's agent to file the appropriate claim or claims and if such holder of Senior Indebtedness elects at its sole discretion to file such claim or claims (i) to accept or reject any plan of reorganization or arrangement on behalf of such holder, and (ii) to otherwise vote such holder's claim in respect of the Junior Indebtedness in any manner deemed appropriate for the benefit and protection of the holders of the Senior Indebtedness of the Company.

          11.3. Rights of Holders of Senior Indebtedness Unimpaired. No right of any holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Company or the holders of Senior Indebtedness, or by any noncompliance by the Company with any of the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof that any such holder of Senior Indebtedness may have or be otherwise charged with.

          11.4. Effects of Event of Default. The Company agrees, for the benefit of the holders of Senior Indebtedness, that in the event that any Note is declared due and payable before its maturity because of the occurrence of an Event of Default, the Company will give prompt notice in writing of such happening to the holders of Senior Indebtedness.

          11.5. Company's Obligations Unimpaired. The provisions of this Article 11 are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and the holders of Junior Indebtedness on the other hand, and nothing herein shall impair, as between the Company and the holders of Junior Indebtedness, the obligation of the Company which is unconditional and absolute, to pay the principal, premium, if any, and interest on the Notes in accordance with this Agreement and the terms of the Notes, nor shall anything herein prevent any holder of Junior Indebtedness from exercising all remedies otherwise permitted by applicable law or under this Agreement or the Notes upon the occurrence of an Event of Default, subject to the rights of the holders of Senior Indebtedness as herein provided for.

          11.6. Subrogation. Subject to the payment in full of Senior Indebtedness, holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities made on the Senior Indebtedness until the Senior Indebtedness shall be paid in full in cash; and, for the purposes of such subrogation, payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which any holder of Notes would be entitled except for the provisions of this Agreement shall, as between the Company and its creditors other than the holders of Senior Indebtedness and holders of the Notes, be deemed to be a payment by the Company to or on account of the Notes, it being understood that the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the holders of the Notes on the one hand, and the holders of Senior Indebtedness, on the other hand. The purpose of this Section 11.6 is to grant to holders of the Notes the same rights against the Company with respect to the aggregate amount of such payments or distributions as the holders of Senior Indebtedness would have against the Company if such aggregate amount were considered overdue Senior Indebtedness.

     12.  INTERPRETATION

          12.1  Definitions.

          "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. Notwithstanding the foregoing, "Affiliate" shall not include the limited partners of the limited partner of the Purchaser.

          "Beneficially Own" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

          "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "Capital Stock" means, in the case of the Company, any and all shares (however designated) of the capital stock of the Company now or hereafter outstanding.

          "Capitalized Lease" shall mean, with respect to any Person, any lease or any other agreement for the use of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's or user's balance sheet.

          "Capitalized Lease Obligation" of any Person shall mean and include, as of any date as of which the amount thereof is to be determined, the amount of the liability capitalized or disclosed (or which should be disclosed) in a balance sheet of such Person in respect of a Capitalized Lease of such Person.

          "Change in Control" shall mean:

                    (a)  the acquisition by any individual,
          entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the then outstanding Voting Securities of the Company, but excluding, for this purpose, any such acquisition by (i) the Company or any Subsidiary, (ii) any employee benefit plan (or related trust) of the Company or any Subsidiary, or (iii) any corporation with respect to which, following such acquisition, 50% or more of the combined voting power of the then outstanding Voting Securities of such corporation is then beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of Voting Securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the combined voting power of the then outstanding Voting Securities of the Company; or

                    (b)  a reorganization, merger or
          consolidation, in each case, with respect to which all or substantially all the Persons who were the respective Beneficial Owners of the Voting Securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation Beneficially Own, directly or indirectly, more than 35% of the combined voting power of the then outstanding Voting Securities of the corporation resulting from such reorganization, merger or consolidation; or

                    (c)  the Incumbent Board shall cease for
          any reason to constitute at least 50% of the members of the Board; or

                    (d)  the sale, lease or other
          disposition of all or a substantial part of the Company's assets in one transaction or a series of related transactions.

          "Closing" shall have the meaning ascribed thereto in
Section 1.2.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Commission" shall mean the Securities and Exchange
Commission.

          "Common Stock" shall have the meaning ascribed thereto in the recitals.

          "Confidential Information" shall have the meaning ascribed thereto in Section 7.13.

          "Consolidated" or "consolidated", when used with reference to any financial term in this Agreement (but not when used with respect to any tax return or tax liability), shall mean the aggregate for two or more Persons of the amounts signified by such term for all such Persons, with inter-company items eliminated and, with respect to earnings, after eliminating the portion of earnings properly attributable to minority interests, if any, in the capital stock of any such Person or attributable to shares of preferred stock of any such Person not owned by any other such Person.

          "Contracts" shall mean all agreements, contracts, leases, purchase orders, arrangements, commitments and licenses to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound.

          "Conversion Price" shall have the meaning ascribed thereto in Section 10.1.

          "Covered Damages" means any and all costs, expenses, damages or other liabilities resulting from any legal, administrative or other proceedings arising out of the consummation of the transactions contemplated hereby, other than such costs, expenses, damages or other liabilities resulting from the violation by the Purchaser of any legal investment laws or other laws restricting or governing the Purchaser's investments generally, from the violation or alleged violation by the Purchaser of any of its agreements contained herein or from the gross negligence or willful misconduct of the Purchaser or any person who controls the Purchaser.

          "Current Market Price", when used with reference to shares of Common Stock or other securities on any date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. If the Common Stock or such other securities are listed or admitted to trading on a national securities exchange, the closing price shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading or, if the Common Stock or such other securities are not so listed on any national securities exchange, as reported in the transaction reporting system applicable to securities designated as a "national market system security" or NASDAQ. If the Common Stock or such other securities are not publicly held or so listed or designated, "Current Market Price" shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Company based on an opinion of an independent investment banking firm with an established national reputation with respect to the valuation of securities.

          "Designated Senior Indebtedness" means at any time any issue of Senior Indebtedness having a principal amount due and payable upon maturity or upon any acceleration thereof at such time of at least $20,000,000.

          "Equity Securities" shall mean with respect to any Person, shares of capital stock or other equity interest of such Person, and any rights, options or warrants to purchase stock or other securities exchangeable for or convertible into capital stock of or other equity interest in such Person.

          "Employee Plan" shall have the meaning ascribed thereto in Section 2.11.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

          "ERISA Affiliate" shall have the meaning ascribed thereto in Section 2.11.

          "Event of Default" shall mean each of the happenings or circumstances enumerated in Section 8.1.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor federal statute.

          "Extraordinary Transaction" shall mean any merger or consolidation or other business combination transaction or reorganization or dissolution or liquidation of the Company or any sale or other disposition of all or a substantial part of the assets of the Company.

          "Fair Market Value" shall mean, as to shares of Common Stock or any other securities of the Company or any other issuer which are publicly traded, the average of the Current Market Prices of such shares or securities during the period of five consecutive trading days preceding the date as of which the Fair Market Value of a security is to be determined. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Company or a committee thereof.

          "GCL" shall have the meaning ascribed thereto in
Section 2.2.

          "Governmental Entity" shall mean any supernational, national, foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority.

          "Guarantee" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of any Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation,
(iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of any computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the outstanding amount of the Indebtedness for borrowed money which has been guaranteed, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended, and the rules and regulations thereunder.

          "HSR Notification" shall mean the notification of the particular transaction pursuant to the requirements of the HSR
Act.

          "Incumbent Board" shall mean the individuals who, immediately after the Closing, constitute the Board of Directors of the Company (including the Original Purchaser Designee); provided, however, that any individual becoming a director subsequent to the Closing whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board.

          "Indebtedness" shall mean, with respect to any Person,
(i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers and similar accrued liabilities incurred in the ordinary course of business and paid in a manner consistent with industry practice), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person whether or not the obligations secured thereby have been assumed, (vi) all Capitalized Lease Obligations of such Person, (vii) all Guarantees of such Person, (viii) all obligations (including but not limited to reimbursement obligations) relating to the issuance of letters of credit for the account of such Person,
(ix) all obligations arising out of foreign exchange contracts, and (x) all obligations arising out of interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

          "Initial Principal Balance" shall have the meaning ascribed thereto in Section 1.1 (as it may be adjusted in Section
1.4).

          "Intellectual Property" shall have the meaning ascribed thereto in Section 2.12(b).

          "Issue Date" shall have the meaning ascribed thereto in
Section 1.2.

          "Junior Indebtedness" shall have the meaning ascribed thereto in Section 11.1.

          "Law" shall include any foreign, federal, state, or local law, statute, ordinance, rule, regulation, order, judgment or decree.

          "Material" shall mean material in relation to the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiary taken as a whole, whether or not in the ordinary course of business.

          "Material Adverse Change" shall mean a change that has a Material Adverse Effect.

          "Material Adverse Effect" shall mean a material adverse effect on properties, business, prospects, operations, earnings, assets, liabilities or the condition (financial or otherwise) of the Company and its Subsidiary taken as a whole, whether or not in the ordinary course of business.

          "Multiemployer Plan" shall have the meaning ascribed thereto in Section 2.11.

          "Net Income" shall mean, for any period, the net earnings income (or loss) after taxes of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in accordance with generally accepted accounting principles.

          "Net Worth" shall mean at any time the consolidated stockholders' equity of the Company and its Subsidiaries at such time determined in accordance with generally accepted accounting principles consistently applied plus the outstanding principal balance of the Notes.

          "Notes" shall have the meaning ascribed thereto in the recitals.

          "Note Register" shall have the meaning ascribed thereto in Section 4.2.

          "Original Purchaser Designee" shall have the meaning ascribed thereto in Section 6.16.

          "outstanding" shall mean when used with reference to the Notes at a particular time, all Notes theretofore issued as provided in this Agreement, except (i) Notes theretofore reported as lost, stolen, damaged or destroyed, or surrendered for transfer, exchange or replacement, in respect to which replacement Notes have been issued, (ii) Notes theretofore paid in full, and (iii) Notes therefore cancelled by the Company, except that, for the purpose of determining whether holders of the requisite principal amount of Notes have made or concurred in any waiver, consent, approval, notice or other communication under this Agreement, Notes registered in the name of, or owned beneficially by, the Company or any Subsidiary of any thereof, shall not be deemed to be outstanding.

          "PBGC" shall mean the Pension Benefit Guaranty
Corporation, or any successor thereto.

          "Pension Plan" shall mean any multiemployer plan or single employer plan, as defined in Section 4001 of ERISA, that is subject to Title IV of ERISA, that the Company, any Subsidiary or any ERISA Affiliate maintains or is or ever has been obligated to contribute to for the benefit of employees or former employees of the Company, any Subsidiary or any ERISA Affiliate.

          "Person" shall mean any individual, firm, corporation, limited liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Purchase Price" shall have the meaning ascribed thereto in Section 1.1.

          "Purchaser Designee" shall have the meaning ascribed thereto in Section 7.2.

          "Redemption Price" shall mean, in the case of a redemption effective pursuant to Section 9.1, the applicable percentage of principal set forth in the table included in
Section 9.1, and, in the case of a redemption effected pursuant to Section 9.3, the applicable percentage of principal set forth in the table included in Section 9.3.

          "Registration Rights Agreement" shall mean the Registration Rights Agreement dated the date hereof between the Purchaser and the Company.

          "Representatives" shall have the meaning ascribed thereto in Section 7.4.

          "SEC Reports" shall have the meaning ascribed thereto in Section 2.4.

          "Securities" shall have the meaning ascribed thereto in the recitals.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include reference to the comparable section, if any, of such successor federal statute.

          "Senior Indebtedness" shall mean, as of any date as of which the amount thereof is to be determined, the principal of and premium, if any, and interest due on (a) any Indebtedness for money borrowed from banks and institutional lenders, whether outstanding on the date of this Agreement or thereafter created, incurred or assumed, except for any such Indebtedness that by the terms of the instrument or instruments by which such indebtedness was created or incurred expressly provides that it (i) is subordinated in right of payment to the Notes or (ii) ranks pari passu in right of payment with the Notes and (b) any amendments, renewals, extensions, modifications and refundings of any such Indebtedness.

          "Senior Indebtedness Representative" means the trustee, agent or other representative for holders of all or any of the Senior Indebtedness, if any, designated in the indenture, agreement or other document creating, evidencing or governing such Senior Indebtedness or pursuant to which it was issued, or otherwise duly designated by the holders of such Senior Indebtedness.

          "Shares" shall have the meaning ascribed thereto in the recitals.

          "Significant Subsidiary" shall have the meaning ascribed thereto in Rule 1-02 of Regulation S-X under the Exchange Act.

          "Standstill Termination Event" shall have the meaning ascribed thereto in Section 7.1.

          "Strategic Alliance Investor" shall mean a Person with which the Company has a material business relationship (separate from such Person's investment in Equity Securities of the Company) involving the development, purchase or sale of products or services with, to or from the Company or any Subsidiary or the joint ownership with the Company or any Subsidiary of any other Person or of any material assets relating to the business of the Company.

          "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power or the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          "Taxes" shall mean all federal, state, local or foreign taxes, including but not limited to income, gross receipts, windfall profits, value added, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

          "Total Indebtedness" shall mean consolidated
Indebtedness of the Company and all of its Subsidiaries determined in accordance with generally accepted accounting principles excluding the principal amount of the Notes.

          "Trading Day" shall mean a Business Day or, if the Common Stock is listed or admitted to trading on any national securities exchange, a day on which such exchange is open for the transaction of business.

          "Transaction" shall have the meaning ascribed thereto in Section 10.6.

          "Transaction Documents" shall mean this Agreement, the Notes and the Registration Rights Agreement.

          "Transfer" shall have the meaning ascribed thereto in
Section 7.9.

          "Transfer Agent" shall have the meaning ascribed thereto in Section 10.2.

          "Transferor" shall have the meaning ascribed thereto in
Section 7.10.

          "Voting Securities" shall mean at any time shares of any class of capital stock of the Company (or other corporation) which are then entitled to vote generally in the election of directors of the Company (or such other corporation).

          12.2. Accounting Principles. The character or amount of any asset, liability, capital account or reserve and of any item of income or expense required to be determined pursuant to this Agreement, and any consolidation or other accounting computation required to be made pursuant to this Agreement, and the construction of any definition in this Agreement containing a financial term, shall be determined or made, as the case may be, in accordance with generally accepted accounting principles, to the extent applicable, unless such principles are inconsistent with the express requirements of this Agreement.

     13.  MISCELLANEOUS

          13.1. Payments. The Company agrees that, so long as the Purchaser shall hold any Securities, it will make all cash interest or dividend payments thereon in immediately available funds in such manner as the Purchaser may reasonably request in writing. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension will be included in the computation of the interest payable on such next succeeding Business Day.

          13.2. Severability. If any term, provision, covenant or restriction of this Agreement or any exhibit hereto is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement and such exhibits shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

          13.3. Specific Enforcement. The Purchaser, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at Law or equity.

          13.4. Entire Agreement.  This Agreement (including the
Schedules and Exhibits hereto) contains the entire understanding of the parties with respect to the transactions contemplated hereby.

          13.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          13.6. Notices and other Communications. All notices, consents, requests, instructions, approvals, financial statements, proxy statements, reports and other communications provided for herein shall be deemed given, if in writing and delivered personally, by telecopy or sent by registered mail, postage prepaid, if to:

          If to CIDCO Incorporated, to:

          CIDCO Incorporated
          220 Cochrane Circle
          Morgan Hill, CA  95037
          Attention:  President

          With a copy to:

          Carter, Ledyard & Milburn
          2 Wall Street
          New York, NY  10005

          Attention:  James E. Abbott, Esq.

          If to the Purchaser, to:

          ID Holding Partnership, L.P.
          c/o Forstmann Little & Co.
          767 Fifth Avenue, 44th Floor
          New York, NY  10153
          Attention:  Mr. Steven B. Klinsky

          With a copy to:

          Fried, Frank, Harris, Shriver & Jacobson
          One New York Plaza
          New York, NY  10004
          Attention:  F. William Reindel, Esq.

or to such other address as any party may, from time to time, designate in a written notice given in a like manner.

          13.7. Amendments. This Agreement may be amended as to the Purchaser, any holder of the Securities and their respective successors and assigns, and the Company may take any action herein prohibited, or omit to perform any act required to be performed by it, if the Company shall obtain the written consent of the registered holders of not less than a majority of the outstanding principal amount of the Notes (treating any Notes that shall have been converted pursuant to Article 10 as still outstanding and the holders of the shares of Common Stock issued upon such conversion as holding the aggregate principal amount of Notes surrendered in the conversion). This Agreement may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party.

          13.8. Cooperation; Further Assurances.

                (a) The Purchaser and the Company agree to take, or cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement.

                (b) The Purchaser shall vote the shares of Voting Securities owned by the Purchaser, and the Purchaser and the Company shall take all other actions, necessary to ensure that the Certificate of Incorporation and By-Laws of the Company do not at any time conflict with the provisions of this Agreement.

          13.9. Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, it being understood however that the covenants set forth in Sections 6.15 and 6.16 shall not inure to the benefit of any assignee of the Purchasers other than Affiliates of the Purchaser and the restrictions contained in Article 7 shall not be applicable to any subsequent holder of the Securities (other than Affiliates of the Purchaser).

          13.10. Expenses. (a) The Company shall pay (x) all reasonable costs and expenses of Purchaser and each Person who controls the Purchaser (including, without limitation, their respective fees and expenses of their counsel and accountants) and (y) indemnify the Purchaser and each Person who controls the Purchaser from all Covered Damages, in each case incurred in connection with the negotiation, execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby up to a maximum amount, in the case of clause (x) above, of $500,000; provided that the Company shall have no obligation to make such payment if Purchaser declines to consummate the transactions contemplated hereby in breach of this Agreement. The Company further agrees to pay to holders of Securities all reasonable costs and expenses relating to any future amendment or supplement to any of the Transaction Documents or any of the Securities (or any proposal by the Company for such amendment or supplement) whether or not consummated or any waiver or consent with respect thereto (or any proposal for such waiver or consent) whether or not consummated, and all costs and expenses of the holders of Securities relating to the enforcement of any of the Transaction Documents.

          13.11. Adjustments. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Common Stock by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the shares of Common Stock or any other change in the Company's capital structure, appropriate adjustments shall be made to the number of shares of Common Stock referred to in Sections 6.20 and 10.6(b) in this Agreement so as to fairly and equitably reflect such change in the Common Stock or the Company's capital structure.

          13.12.    Indemnification.  Each party (an
"Indemnifying Party") hereto agrees to indemnify and hold harmless the other party (an "Indemnified Party") against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including reasonable attorneys' fees, that such Indemnified Party shall incur or suffer, that arise, result from, or relate to any breach of, or failure by such Indemnifying Party to perform, any of its representations, warranties, covenants, or agreements set forth in any of the Transaction Documents.

          13.13.    Survival.  All covenants, agreements,
representations and warranties contained herein and in any certificates delivered pursuant hereto in connection with the transactions occurring on the Closing Date shall survive the closing and the delivery of the Transaction Documents, regardless of any investigation made by or on behalf of any party.

          13.14. Transfer of Securities. (a) The Purchaser understands and agrees that the Securities have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws or transactions as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws are available. The Purchaser acknowledges that, except as provided in the Registration Rights Agreement, the Purchaser has no right to require the Company to register the Securities. The Purchaser understands and agrees that each Note or certificate representing the Securities shall bear the following legends:

          "THE TRANSFER OF [THE SECURITIES REPRESENTED BY THIS CERTIFICATE] [THIS NOTE] IS RESTRICTED BY AND PURSUANT TO A NOTE PURCHASE AGREEMENT DATED AS OF JUNE 7, 1996, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE CORPORATION."

          "[THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE] [THIS NOTE HAS] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

          13.15. GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

          13.16. Submission to Jurisdiction. If any action, proceeding or litigation shall be brought by the Purchaser in order to enforce any right or remedy under this Agreement or any of the Notes, the Company hereby consents and will submit, and will cause each of its Subsidiaries to submit, to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Company hereby irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction.

          13.17. Service of Process. Nothing herein shall affect the right of any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

          13.18. WAIVER OF JURY TRIAL. THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE NOTES.

          13.19. Public Announcements. Neither the Company nor the Purchaser shall make any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld) except as may be required by law. If a public statement is required to be made by law, the parties shall consult with each other in advance as to the contents and timing thereof.

          13.20.    Signatures.  This Agreement shall be
effective upon delivery of original signature pages or facsimile copies thereof executed by each of the parties hereto.

          IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be executed and delivered by their respective officers or partners thereunto duly authorized.

                                 CIDCO INCORPORATED


                                 By:
                                   -----------------------------
                                  Name:
                                       -------------------------
                                  Title:
                                        ------------------------


                                 ID HOLDING PARTNERSHIP, L.P.

                                 By: FLC XXX Partnership,
                                     its general partner

                                     By:
                                        -------------------------
                                        a general partner


                                 ID PARTNERSHIP, L.P.


                                 By: FLC XXIX Partnership,
                                     a general partner

                                     By:
                                        -------------------------
                                        a general partner